Exhibit 21

List of Subsidiaries

Ampal Financial Services Ltd., an Israeli company
Ampal Development (Israel) Ltd., an Israeli company
Nir Ltd., an Israeli company
Ampal Realty Corporation, a New York corporation
Ampal Communications, Inc., a Delaware corporation
Ampal Enterprises Ltd, an Israeli Company.
Ampal Holdings (1991) Ltd., an Israeli company
Ampal Industries, Inc., a Delaware corporation
Ampal Industries (Israel) Ltd. an Israeli company
Ampal International Ventures (2000) Ltd., an Israeli company
Ampal (Israel) Ltd., a Israeli company
Ampal Leasing Corp., a Delaware corporation
Ampal Properties Ltd., an Israeli company
Ampal Protected Housing Holdings (1966) Ltd., an Israeli company
Ampal Protected Housing (1994) Ltd., an Israeli company
Ampal Protected Housing (1998) Ltd., an Israeli company
Am-Hal Ltd., an Israeli company
Country Club Kfar Saba Limited, an Israeli company
Ad 120 Managements – Hod Hasharon, an Israeli company
Ampal Communication LP, an Israeli limited partnership
Ampal Communication Holdings Ltd., an Israeli company
Ampal Sciences Inc., a Delaware corporation

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